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                                                                  EXHIBIT 16.1

                        Letter of Ernst & Young LLP


April 24, 2003



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Gentlemen:

We have read Item 4 of Form 8-K dated April 24, 2003, of Implant Sciences Corporation and are in agreement with the statements contained in the second and third paragraphs on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                  Very truly yours,



                                  /s/ Ernst & Young LLP